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                                                                  Exhibit 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

We consent to the incorporation by reference in Registration Statement Nos. 33-5524, 33-22850, 2-77932, 2-97291, 33-625, 33-45410, 33-53971, 33-59781,
333-82847 and 33-50960 of Angelica Corporation on Form S-8 of our report dated April 7, 2004, relating to the consolidated financial statements of Angelica Corporation and subsidiaries as of and for the year ended January 31, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the adoption of new accounting principles and (2) the application of procedures relating to certain disclosures of financial statement amounts related to the January 26, 2002 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Angelica Corporation for the year ended January 31, 2004.


/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
April 15, 2004